Exhibit 10.7
2011 AMENDMENT TO NONQUALIFIED DEFERRED COMPENSATION PLAN
FOR THE BOARD OF DIRECTORS
OF THE
FEDERAL HOME LOAN BANK OF DALLAS

Pursuant to the authority granted to the Board of Directors of Federal Home Loan
Bank of Dallas (the “Bank”) under Section 7.01 of the Nonqualified Deferred Compensation
Plan for the Board of Directors of the Federal Home Loan Bank of Dallas for deferrals prior to January 1, 2005 (the “Plan”), the Plan is hereby amended as follows:

Section 4.01 (b) has been amended and restated in its entirety to read as follows:

“(b) As of the last day of each calendar quarter, an amount equal to the earnings attributable to the Participant’s Benefit Account. For the period of August 1, 2004 through December 31, 2004 the earnings will be an amount equal to the greater of: (1) the product of the Benefit Account balance as of that date multiplied by the Interest Yield for that quarter, with interest credited for the actual days the funds were in the Benefit Account during the quarter or (2) the earnings attributable to the investment performance of assets contributed to a grantor trust as defined in Section 671 of the Code (the “Trust”) established by the Bank on behalf of the Plan with such earnings allocated to each Benefit Account based upon the ratio each Participant’s Benefit Account balance bears to the total balances of all Benefit Accounts held by the Trust that is attributable to this Plan. For the period January 1, 2005 to March 31, 2011, Benefit Account earnings will be determined based upon either (i) the Interest Yield or (ii) the investment return attributable to the benchmark funds provided by the Bank as deemed investment elections depending upon the elections made by the Participant. For the period subsequent to March 31, 2011, Benefit Account earnings will be determined based upon the investment return attributable to the deemed investments selected by the Participant based upon the Mutual Fund Array provided by the Bank.”

The effective date of this 2011 Amendment to the Plan shall be March 31, 2011.

Executed this 17th day of February, 2011.

FEDERAL HOME LOAN BANK OF DALLAS

By: /s/ Timothy J. Heup__________________
Timothy J. Heup, Senior Vice President

Attest:
/s/ Brehan Chapman______________________________
Brehan Chapman, Vice President & Corporate Secretary